Exhibit 10.2

FOURTH AMENDMENT TO OFFICE LEASE

THIS FOURTH AMENDMENT TO OFFICE LEASE (the "Amendment") is executed effective as of March 1, 2010 (the "Effective Date"), by and among YPI NORTH   BELT   PORTFOLIO),   LLC   ("Landlord"),   as   landlord,   and   ENGLOBAL CORPORATE SERVICES, INC., a Texas corporation ("Tenant").

Recitals

WHEREAS, KOLL BREN FUND V, L.P., a Delaware limited partnership ("Prior Landlord") and Tenant previously entered into that certain Office Lease dated March 4, 2005 (the "Original Lease"), as amended by that certain First Amendment to Office Lease dated effective as of November 3, 2005, that certain Amended and Restated First Amendment to Office Lease dated effective as of November 3, 2005, that certain Second Amendment to Office Lease dated effective as of July 31, 2006, and that certain Third Amendment to Office Lease dated effective as of April 18, 2007 (collectively, the "Lease"); and

WHEREAS, pursuant to the Lease, Tenant currently leases 53,788 square feet of Rentable Area (the "Current Premises") in the building commonly known as Bridgewood I (the "Building") located at 654 North Sam Houston Parkway East, Houston, Texas 77060, which Current Premises consists of Suite 400 containing 33,759 square feet, as depicted on EXHIBIT A attached hereto (the "Original Premises"), Suite 225 containing 15,367 square feet ("Suite 225 Premises"), and Suite 200 containing 4,662 square feet ("Suite 200 Premises"); and

        WHEREAS, subject to and in accordance with this Amendment, Landlord, as successor in interest to Prior Landlord, and Tenant desire to amend the Lease as hereinafter provided.

Agreement

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, each defined term used in this Amendment has the same meaning given to such term in the Lease.

2.           Surrendered Space and Reduced Premises.   On or before February 28, 2010, Tenant shall vacate and cease conducting any business in all of the Suite 225 Premises EXCEPT FOR the portion of the Suite 225 Premises containing 3,018 square feet of Rentable Area (the "2009 Subleased Premises"), as depicted on EXHIBIT B attached to this Amendment, which 2009 Subleased Premises is currently subleased by Tenant to DYNAMIC ENGINEERING, INC. ("Subtenant") pursuant to that certain Sublease Agreement Additional Space dated as of January 1, 2009 (the "2009 Sublease"), executed by Tenant and Subtenant; provided, however, that notwithstanding the foregoing, so long as Tenant does not, during the period from March 1, 2010, through July 31, 2011, use or conduct any business in the Surrendered Space, then Tenant

Exhibit 10.2

shall be permitted to leave in place in the Surrendered Space (as herein defined) the furniture and cubicles currently located in the Surrendered Space (the "Stored Furniture"). The portion of the Suite 225 Premises to be vacated by Tenant contains 12,349 square feet of Rentable Area and is depicted on EXHIBIT C attached hereto (the "Surrendered Space"). Tenant shall, on or before February 28, 2010, deliver physical possession of the Surrendered Space to Landlord in a broom clean condition (except for the storage of the Stored Furniture, as aforesaid) and otherwise in the condition required under the provisions of the Lease. Landlord reserves the right to remove the Stored Furniture from the Surrendered Space if, during the period from March 1, 2010, through July 31, 2011, Tenant uses or conducts any business in the Surrendered Space. Accordingly, effective as of March 1, 2010, the Premises under the Lease is hereby decreased by the elimination of the Surrendered Space from the 53,788 square feet of Rentable Area comprising the Current Premises under the Lease, thereby reducing the Premises to a total of 41,439 square feet of Rentable Area (the "Reduced Premises"), which is comprised of the Original Premises (containing 33,759 square feet of Rentable Area), the Suite 200 Premises (containing 4,662 square feet of Rentable Area), and the 2009 Subleased Premises as depicted on EXHIBIT B attached to this Amendment (containing 3,018 square feet of Rentable Area). For informational purposes only, the parties hereto acknowledge and agree that all of the Suite 200 Premises containing 4,662 square feet of Rentable Area, as depicted on EXHIBIT D attached to this Amendment, is currently subleased by Tenant to Subtenant pursuant to that certain Sublease Agreement dated as of November 15, 2008, executed by Tenant and Subtenant.

a.           As  of February  28,  2010,  the  Surrendered  Space  shall  be  deemed surrendered by Tenant to Landlord, the Lease, as amended hereby, shall be deemed terminated with respect to the Surrendered Space, and the "Premises", as defined in the Lease, as amended hereby, shall mean and only refer to the Reduced Premises containing 41,439 square feet of Rentable Area.    Additionally, as of March 1, 2010, all prior depictions of the Suite 225 Premises contained in the Lease are hereby deleted in their entirety and EXHIBIT B attached to this Amendment hereby replaces and supersedes for all purposes all such prior depictions of the Suite 225 Premises and EXHIBIT B is hereby incorporated in the Lease, as amended hereby, by reference for all purposes in lieu of such prior depictions.

b.           Beginning on March 1, 2010, Tenant shall have no further claim for the lease, use, occupancy or possession of any of the Surrendered Space, and if Tenant fails to vacate the Surrendered Space by 11:59 p.m., Houston, Texas time, on February 28, 2010, such failure shall constitute a material breach and default by Tenant of the Lease, as amended hereby, whereupon, notwithstanding anything to the contrary contained in the Lease, Landlord shall be entitled to exercise and enforce without any notice to Tenant all of the rights and remedies under the Lease, as amended hereby, and all applicable laws, including, but not limited to, initiating a lawsuit or forcible detainer action to evict Tenant from the urrendered Space; and (ii) seeking to collect all court costs and reasonable attorneys' fees and expenses incurred by Landlord as a result of such breach and default by Tenant of the Lease, as amended hereby.

3.        Extension of Lease Term as to Original Premises.  The Initial Term of the Lease as to the entire Premises currently expires on July 31, 2031. As of the Effective Date, the Lease Term as to the Original Premises (containing 33,759 square feet of Rentable Area) ONLY is hereby extended for an additional period of sixty (60) months

FOURTH AMENDMENT TO OFFICE LEASE - Page 2

Exhibit 10.2

(the "First Extended Term") commencing on August 1, 2011 (the "First Extension Date"), and unless sooner terminated as provided in the Lease, as amended hereby, expiring on July 31, 2016.  All references contained in the Lease to the term  "Lease Term" and the phrase "term of this Lease" are hereby amended to reflect such extension. On or before the First Extension Date, Tenant shall vacate, and Tenant shall cause Subtenant to vacate, all of the Suite 200 Premises (containing 4,662 square feet of Rentable Area) and the 2009 Subleased Premises (containing 3,018 square feet of Rentable Area), whereupon Tenant shall deliver physical possession of the Suite 200 Premises and the 2009 Subleased Premises to Landlord in a broom clean condition and otherwise in the condition required under the provisions of the Lease. As of the First Extension Date, the Suite 200 Premises and the 2009 Subleased Premises shall be deemed surrendered by Tenant to Landlord, the Lease, as amended hereby, shall be deemed terminated with respect to the Suite 200 Premises and the 2009 Subleased Premises, and the "Premises", as defined in the Lease, as amended hereby, shall mean and only refer to the Original Premises containing 33,759 square feet of Rentable Area.

4. Base Rent. Notwithstanding anything to the contrary contained in the Lease, commencing as of March 1, 2010, in addition to additional rent required to be paid by Tenant under the Lease, as amended hereby, Tenant shall pay to Landlord the following monthly installments of Base Rent for the lease of the following portions of the Reduced Premises:

a.           Suite 200 Premises.  During the portion of the Lease Term beginning on March 1, 2010, and continuing through and including July 31, 2011, Tenant shall pay to Landlord equal monthly installments of Base Rent, in the amount of $5,924.63 each (i.e., $15.25 per square foot of Rentable Area per year), for the lease of the Suite 200 Premises.

b.           2009  Subleased  Premises.     During the  portion  of the  Lease  Term beginning on March 1, 2010, and continuing through and including July 31, 2011, Tenant shall pay to Landlord equal monthly installments of Base Rent, in the amount of $3,521.00 each (i.e., $14.00 per square foot of Rentable Area per year), for the lease of the 2009 Subleased Premises.

        c.           Original Premises.   During the portion of the Lease Term beginning on March 1, 2010, and continuing through and including July 31, 2016, Tenant shall pay to Landlord the following monthly installments of Base Rent for the lease of the Original Premises:

FOURTH AMENDMENT TO OFFICE LEASE - Page 3

Exhibit 10.2

Portion of	Annual rate per square	Monthly installment
Lease Terms	foot of Rentable Area	of Base Rent
03/01/2010-07/31/2011	$15.00	$42,198.75
08/01/2011-09/30/2011	$15.00	$42,198.75 *
10/01/2011-07/31/2012	$15.00	$42,198.75
08/01/2012-07/31/2014	S15.50	$43,605.38
08/01/2014-07/31/2016	$16.00	$45,012.00

*NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AMENDMENT, the monthly installments of Base Rent ONLY as to the Original Premises ONLY during the period of two (2) months beginning on the August 1, 2011 and ending on September 30, 2011, shall be abated and if a breach or default by Tenant occurs under the Lease, as amended hereby, resulting in early termination of the Lease, as amended hereby, or the early termination of Tenant's right to possession of the Original Premises, then Landlord shall be entitled to recover all of such monthly installments of Base Rent that were abated as provided herein.

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

5.      Tenant's Proportionate Share of Operating Costs. During the portion of the Lease Term beginning on March 1, 2010, and ending on July 31, 2011, Tenant's Proportionate Share of Operating Costs for the Premises shall be amended and stipulated to be 30.861% (i.e., 41,439 square feet of Rentable Area divided by 134,277 square feet of Rentable Area). During the portion of the Lease Term beginning on August 1, 2011, and ending on July 31, 2016. Tenant's Proportionate Share of Operating Costs for the Premises shall be amended and stipulated to be 25.141% (i.e., 33,759 square feet of Rentable Area divided by 134,277 square feet of Rentable Area). During the portion of the Lease Term beginning on March 1, 2010, and ending on July 31, 2011, the Base Year for Operating Costs as to the Suite 200 Premises and the 2009 Subleased Premises ONLY shall continue to be calendar year 2005, as provided in the Lease. Effective as of January 1, 2010, the Base Year for Operating Costs as to the Original Premises ONLY shall be calendar year 2010, as provided in the Lease; provided, however, that notwithstanding the foregoing, with respect ONLY to the Original Premises, for the purpose only of calculating the excess if Operating Costs for the Building and the Project for any calendar year of the Lease Term after 2010 (an "Applicable Year") exceed the Base Operating Costs, the Operating Costs of the Applicable Year shall not exceed the difference of (a) the sum of (i) all Controllable Expenses (as herein defined) actually incurred during calendar year 2010 compounded at a cumulative annual rate of six percent (6%) for each calendar year (or portion thereof) commencing with calendar year 2010 through and including the Applicable Year; and (ii) all Non-Controllable Expenses (defined below) incurred by Landlord during the Applicable Year; LESS (b) the sum of all Controllable Expenses and all Non-Controllable Expenses actually incurred by Landlord during calendar year 2010. As used in this Amendment, the term "Controllable Expenses" means and includes all Expenses incurred by Landlord OTHER THAN Non-Controllable Expenses. As used in this Amendment, the term "Non-Controllable Expenses" means and includes all Real Estate Taxes, insurance costs, expenses of snow and ice removal and utilities expenses incurred by Landlord in connection with the Building and the Project.

FOURTH AMENDMENT TO OFFICE LEASE - Page 4

Exhibit 10.2

6.           Real Estate Taxes.  Section 3(d)(i) of the Lease is hereby amended by adding the following provision to the end of said Section 3(d)(i):  "Notwithstanding the foregoing, as used herein, Real Estate Taxes includes, but is not limited to, the Texas Margin tax."

7.           Condition of Reduced Premises.    As of the Effective Date, Tenant currently occupies all of the Current Premises. Tenant hereby acknowledges and agrees that (i) the Current Premises and the Building are satisfactory to Tenant in all respects; and (ii) Tenant hereby accepts the Reduced Premises and the Building in their present "AS IS, WHERE IS" and "WITH ALL FAULTS'" condition with any and all faults and latent or patent defects and without relying upon any representation or warranty (express or implied) of Landlord or any employee, agent, contractor or representative of Landlord. Tenant acknowledges and agrees that the  Reduced Premises and the Building are in good order and satisfactory condition. LANDLORD HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONDITION OR SUITABILITY OF THE REDUCED PREMISES OR THE BUILDING ON THE EFFECTIVE DATE. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE REDUCED PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THE LEASE, AS AMENDED HEREBY. Landlord has not made, and does not make, any representations or warranties to Tenant regarding the physical condition of the Reduced Premises or the Building. Tenant further acknowledges and agrees that Landlord has no obligation to install or construct any improvements or other alterations or modifications in the Reduced Premises (or any part thereof) or to pay or reimburse Tenant for any costs or expenses it has paid or incurred, or hereafter pays or incurs, in connection with the installation or construction of any improvements or other alterations or modifications to the Reduced Premises (or any part thereof).

8.           Parking. Effective as of March 1, 2010, the total number of parking spaces that shall be made available by Landlord to Tenant AT NO CHARGE for Tenant's use pursuant to the Lease, as amended hereby, shall be four (4) parking spaces for each 1,000 square feet of Rentable Area of the Reduced Premises, thirty-three (33) of which parking spaces shall be covered, reserved parking spaces in locations to be designated by Landlord and the remainder of which parking spaces shall be uncovered, unassigned and unreserved parking spaces. In addition to the foregoing parking spaces, during the portion of the Lease Term beginning on March 1, 2010, through July 31, 2011, Landlord shall make available to Tenant AT NO CHARGE for Tenant's use pursuant to the Lease, as amended hereby, seven (7) additional covered, reserved parking spaces in areas to be designated by Landlord,

9.           One Renewal Option at Market.    The provisions of Addendum One (ONE RENEWAL OPTION AT MARKET) attached to the Original Lease shall continue in full force and effect during the First Extended Term.

10.         Right of First Refusal.  The provisions of Addendum Three (RIGHT OF FIRST REFUSAL) attached to the Original Lease shall continue in full force and effect during the First Extended Term.

FOURTH AMENDMENT TO OFFICE LEASE - Page 5

Exhibit 10.2

11.          Option to Lease Surrendered Space.   So long as no breach or default by Tenant has occurred under the Lease, as amended hereby, Tenant shall have the option to lease all (but not less than all) of the Surrendered Space, as depicted on EXHIBIT C attached hereto, by delivering to Landlord no later than July 31, 2011, irrevocable written notice executed by Tenant exercising such option, whereupon the Lease, as amended hereby, shall be amended to add the Surrendered Space to the Premises then being leased hereundcr.   If Tenant timely exercises its option to lease the Surrendered Space, the terms and conditions applicable to Tenant's lease, use and possession of the Surrendered Space shall be identical to the terms and conditions applicable to Tenant's lease, use and possession of the Original Premises pursuant to the Lease, as amended hereby, including, but not limited to the Base Rent rates specified in Paragraph 4(c) hereof and the Base Year for Operating Costs as to the Surrendered Space shall be calendar year 2010.

12.          Security Deposit.  Within thirty (30) days after full execution and delivery of this Amendment by the parties hereto, Landlord shall refund a portion, in the amount of $17,928.17, of the Security Deposit currently being held by Landlord under the Lease, which the parties hereto acknowledge and agree shall thereupon reduce the remaining balance of the Security Deposit then being held by Landlord under the Lease, as amended hereto, to $39,385.50. Landlord reserves the right to refund such amount in the form of a credit to be applied to the next installment of Base Rent coming due under the Lease, as amended hereby.

13.          Business Hours.    As of the Effective Date, notwithstanding anything to the contrary contained in the Lease, the term "Business Hours" shall mean and include 8:00 a.m. to 6:00 p.m. on Business Days (as herein defined), and from 9:00 a.m. to 1:00 p.m. on Saturdays, excluding Holidays (as herein defined).   As used in this Amendment, (i) the term "Business Day(s)" means Monday through Friday of each week, exclusive of Holidays; and (ii) the term "Holidays" means New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day.   The Building has no Business Hours on Sundays.   Landlord may hereafter designate additional Holidays that arc commonly recognized by other office buildings in the area where the Building is located.

       14.          Satellite Dish Term.   The Satellite Dish Term (as defined in the April 18, 2007 Third Amendment to Office Lease) is hereby extended to be coterminous with the First Extended Term (that is, the Satellite Dish Term shall expire on the date that the First Extended Term expires or is terminated) and there shall continue to be no rent payable for the Satellite Dish Space throughout the Satellite Dish Term, as extended hereby.

15.          Remaining Provisions.  Except and only to the extent expressly amended by this Amendment, ail terms and provisions of the Lease shall apply to Tenant's lease, use, occupancy and possession of the Reduced Premises during the First Extended Term.

16.          Landlord's Addresses.   The notice and payment of rent addresses for Landlord contained in the Lease are hereby deleted and the following notice and payment of rent addresses for Landlord are hereby inserted in the Lease in lieu thereof:

FOURTH AMENDMENT TO OFFICE LEASE - Page 6

Exhibit 10.2

Landlord's Notice Address:

YPI North Belt Portfolio, LP
650 North Sam Houston Parkway East #232
Houston, TX 77060
Attn: Property Manager

with a copy to:

YPI North Belt Portfolio, LP
e/o Younan Properties, Inc.
21700 Oxnard Street, 8th Floor
Woodland Hills, CA 91367
Attn: General Counsel

All payments payable under this Lease, as amended hereby, shall be delivered to Landlord at YPI North Belt Portfolio, LLC, P. O. Box 809042, Chicago, IL 60680-9042, Attn: Property Manager, or at such other address as Landlord may hereafter designate in writing to Tenant.

        17.          Brokers.   PM   REALTY   GROUP   ("Landlord's   Broker")   exclusively represented Landlord in connection with this Amendment. GRUBB & ELLIS COMMERCIAL REAL ESTATE SERVICES ("Tenant's Broker") exclusively represented Tenant in connection with this Amendment. Tenant hereby represents and warrants to Landlord that, except for Tenant's Broker, no real estate broker, agent or salesperson represented Tenant in connection with this Amendment or the First Extended Term, as provided herein. Tenant further represents and warrants to Landlord that, except for Landlord's Broker and Tenant's Broker, Tenant has not dealt with any real estate broker, agent or salesperson in connection with this Amendment or the First Extended Term, as provided herein. Tenant hereby indemnifies and holds Landlord harmless against any claim, demand, action, cause of action, lawsuit, damages, judgment, settlement, cost, expense or other obligation of any kind, including, but not limited to, court costs and reasonable attorneys' fees and court costs incurred by Landlord if Tenant's representations and warranties contained in this Paragraph 17 are untrue or inaccurate in any respect.

18.          Calculation of Charges,   Landlord and Tenant agree that each provision of the Lease,  as  amended  hereby,  for determining  charges,  amounts  and  payments  by  Tenant (including, without limitation, Tenant's Pro Rata Share of amount by which Basic Costs for the applicable calendar year exceeds Basic Costs for the Base Year and the amount by which Taxes for the applicable calendar year exceeds Taxes for the Base Year) is commercially reasonable, and as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

19.          Administrative Fee. During the Lease Term, if Landlord or its property manager at Tenant's request performs any service, incurs any cost or expense, or furnishes any goods to or for the use or benefit of Tenant, or if, pursuant to any provision contained in the Lease, as amended hereby, Landlord or its properly manager at its option performs, or causes to be performed, any obligation hereundcr that Tenant failed to perform, then and in each such instance, in addition to the amount that Tenant is thereupon obligated as a result of the foregoing to pay or reimburse to Landlord, Tenant shall pay to Landlord an administrative fee equal to ten percent (10%) of such amount.

FOURTH AMENDMENT TO OFFICE LEASE - Page 7

Exhibit 10.2

20.           Tax   Protest   Waiver.       NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE, TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE BUILDING OR LAND ON WHICH THE BUILDING IS LOCATED OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE,

21.           DTPA Waiver.   TENANT HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER.

22.           No Offer or Option. The submission by Landlord to Tenant of one or more drafts of this Amendment for Tenant's review and comment does not constitute, and shall not be deemed or construed to be, an offer, option, commitment or agreement by Landlord to execute such draft or drafts, and such submission does not grant or confer any rights or interests to Tenant or impose any obligations on Landlord regardless of any reliance, change of position, or partial performance by either Landlord or Tenant in respect of such submission. No such drafts shall be binding or enforceable against Landlord or Tenant, it being the intent of each of the parties hereto that this Amendment shall not be effective, binding or enforceable against either party hereto until this Amendment is duly executed and delivered by both Landlord and Tenant.

23.           Other.   Except as expressly set forth in this Amendment, the Lease has not been modified or amended.   The Lease, as amended by this Amendment, is in full force and effect. The parties hereto hereby ratify, confirm and approve in all respects the Lease, as amended by this Amendment.    To the best of Landlord's knowledge as of the date on which Landlord executes this Amendment, Tenant is not in default of its obligations under the Lease. To the best of Tenant's knowledge as of the date on which Tenant executes this Amendment, (i) Landlord is not in default of its obligations under the Lease; and (ii) no event has occurred that with the passage of time, the giving of notice or both will constitute a default or breach by Landlord of its obligations and liabilities under the Lease.  No rent or other charges due under the Lease have been paid by Tenant in advance of the current month.   Tenant is not entitled to any refunds, rebates, offsets or credits with respect to any amounts heretofore paid by Tenant under the Lease. Tenant has no claim, counterclaim or other defense to the payment of rent or other amounts due or to become due under the Lease, as amended hereby, or the performance of any of Tenant's other obligations under the Lease, as amended hereby.   Tenant has not assigned the Lease or any of the right, title or interest of the tenant under the Lease.   Except for subleases to Subtenant, which have been consented to in writing by Landlord, Tenant has not subleased the Current Premises or any part thereof. No person or entity other than Tenant occupies any portion of the Current Premises. Tenant represents and warrants to Landlord that as of the Effective Date, there are no mechanics' liens or other liens encumbering all or any portion of the Current Premises or the Building by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. The Lease, as amended by this Amendment, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces for all purposes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto and their respective successors and permitted assigns. The Lease, as amended by this Amendment, cannot be modified or amended, except in writing executed by both parties hereto. The Lease, as amended by this Amendment, is governed by and will be construed and enforced in accordance with the laws of the State of Texas. Time is of the essence in the performance by each party of its obligations under the Lease, as amended by this Amendment.

FOURTH AMENDMENT TO OFFICE LEASE - Page 8

Exhibit 10.2

24.           Authority.  Each agent, partner or officer executing this Amendment on behalf of a party hereto represents and warrants to the other party hereto that he or she is fully authorized, directed and empowered to execute and deliver this Amendment in such capacity as the act and deed of the party on whose behalf he or she is executing this Amendment and that all partnership, corporate or company action requisite to such execution and delivery has been taken by such party.

25.           Counterparts.    This Amendment may be executed in counterparts, and each counterpart when fully executed and delivered by the parties hereto will be an original instrument, but all such counterparts will constitute one agreement.

(signature page follows)

FOURTH AMENDMENT TO OFFICE LEASE - Page 9

Exhibit 10.2

IN WITNESS OF, each of Landlord and Tenant has executed this Amendment on the date set opposite its signature below, but to be effective as of the Effective Date.

LANDLORD:	YPI NORTH BELT FORTFOLIO, LLC

Date: 03/03/2010	By: /s/ John Cook
John Cook, Vice President

TENANT:	ENGLOBAL CORPORATE SERVICES, INC.
A Texas corporation

Date: 03/02/2010	By: /s/ William A. Coskey
Name: William A. Coskey
Its Duly authorized CEO